                                                                  EXHIBIT 99.2


             FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF
                           BAY PACIFIC NORTHWEST, L.P.


         This First Amendment to Agreement of Limited Partnership of Bay Pacific Northwest, L.P. dated as of June 16, 1998 is entered into by Avalon Bay Communities, Inc., a Maryland corporation (f/k/a Bay Apartment Communities, Inc.) (the "General Partner") and the persons whose names are set forth on Exhibit A attached hereto (collectively, the "New Limited Partners").

         WHEREAS, the General Partner and certain other partners entered into the Agreement of Limited Partnership of Bay Pacific Northwest, L.P., dated as of September 12, 1997 (the "Partnership Agreement"); and

         WHEREAS, the General Partner entered into a certain Agreement to Acquire Limited Partnership Interests and to Contribute (the "Bear Creek Agreement") among General Partner, Avondale Bear Creek Limited Partnership ("Contributor), and TCR #528 Bear Creek, Ltd. ("TCR"), dated as of September 23, 1997, pursuant to which the Partnership was to acquire certain real property located in King County, Washington, more particularly described in the Bear Creek Agreement, and in consideration for the contribution of the Property certain holders and indirect holders in the Contributor and TCR are to receive limited partnership interests in the Partnership, all as more particularly described in the Bear Creek Agreement; and

         WHEREAS, concurrent with the execution of this Amendment, the Contributor is contributing the Property to the Partnership and, accordingly, the New Limited Partners are to be admitted as limited partners in the Partnership as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance on all representations, warranties and covenants made by each of the parties hereto, the General Partner and the New Limited Partners hereby agree to amend the Partnership Agreement as follows:

         1. As of the date of this Amendment, the New Limited Partners are hereby admitted as Limited Partners of the Partnership pursuant to the provision of Section 4.1 of the Partnership Agreement, and agree to be bound on the terms and conditions thereof.

         2. Exhibit A to the Partnership Agreement is hereby amended and restated as set forth on Exhibit A to this Amendment.

         3. As amended by this Amendment, the Partnership Agreement is hereby ratified and confirmed and shall continue in full force and effect.

         4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and the Initial Limited Partners and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         5. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto.

         6. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflict of law.

         7. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         8. This Amendment contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the date first written above.

                                   GENERAL PARTNER:

                                   AVALON BAY COMMUNITIES, INC.,
                                   a Maryland corporation


                                   By: /s/ Thomas J. Sargeant
                                      ------------------------
                                       Thomas J. Sargeant,
                                       Senior Vice President
                                       and Chief Financial Officer

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.



                            /s/ J. Ronald Terwilliger
                            -------------------------
                                J. Ronald Terwilliger

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.


                             CFP RESIDENTIAL, L.P.

                             By: Crow Family, Inc.,
                                 its General Partner



                                /s/ Sarah Puckett
                                -----------------
                                    Sarah Puckett
                                    Vice President

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.



                         /s/ Clyde P. Holland, Jr.
                         --------------------------
                             Clyde P. Holland, Jr.

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.




                               /s/ Randy J. Pace
                               -----------------
                                   Randy J. Pace

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.




                              /s/ Kevin E. Andrade
                               ----------------
                                  Kevin E. Andrade

                                SIGNATURE PAGE TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           BAY PACIFIC NORTHWEST, L.P.




                            /s/ Clifford A. Breining
                            ------------------------
                                Clifford A. Breining

                                                                    EXHIBIT A


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Agreed
                                          Initial          Number                               Value of
                                        Percentage          of                Cash             Contributed             Total
Name/Address of Partner                  Interest          Units          Contribution          Property           Contribution
------------------------------------------------------------------------------------------------------------------------------------
GENERAL PARTNER
------------------------------------------------------------------------------------------------------------------------------------

Avalon Bay Communities, Inc.                N/A             N/A           $34,181,718.68            NA           $34,181,718.68
4340 Stevens Creek Boulevard
Suite 275
San Jose, California 95129
------------------------------------------------------------------------------------------------------------------------------------
LIMITED PARTNERS
------------------------------------------------------------------------------------------------------------------------------------
J. Ronald Terwilliger                     29.5334%       79,035.68                  N/A        $2,954,033            $2,954,033
2859 Paces Ferry Road
Suite 1400
Atlanta, Georgia 30339
------------------------------------------------------------------------------------------------------------------------------------
Robert C. Speicher                        13.2520%       35,196.79                  N/A        $1,325,511            $1,325,511
999 Baker Way
Suite 301
San Mateo, California 94404
------------------------------------------------------------------------------------------------------------------------------------
TCF Residential Partnership, Ltd.         21.8249%       57,966.04                  N/A        $2,183,001            $2,183,001
3200 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
------------------------------------------------------------------------------------------------------------------------------------
William W. Thompson                        0.1967%          522.40                  N/A           $19,674               $19,674
591 Redwood Highway
Suite 5275
Mill Valley, California 94941
------------------------------------------------------------------------------------------------------------------------------------
TC Residential Seattle III, Inc.           4.4375%       11,785.75                  N/A          $443,851              $443,851
4010 Lake Washington Blvd., N.E.
Suite 330
Kirkland, Washington 98003
------------------------------------------------------------------------------------------------------------------------------------
Randy J. Pace                              2.8172%        7,575.22                  N/A          $281,782              $281,782
717 North Harwood Street
Suite 1200
Dallas, Texas 75201
------------------------------------------------------------------------------------------------------------------------------------
Max L. Garnder                             1.6174%        4,295.84                  N/A          $161,781              $161,781
326 Atherton Avenue
Atherton, California 94027
------------------------------------------------------------------------------------------------------------------------------------
Paul M. Lehner                             1.2976%        3,446.41                  N/A          $129,792              $129,792
3050 Bank One Center
1717 Main Street
Dallas, Texas 75201
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Agreed
                                          Initial          Number                               Value of
                                        Percentage          of                Cash             Contributed             Total
Name/Address of Partner                  Interest          Units          Contribution          Property           Contribution
------------------------------------------------------------------------------------------------------------------------------------
Clifford A. Breining                       1.2372%        3,347.70                  N/A          $123,744              $123,744
P.O. Box 9540
6552 Via Dos Valles
Rancho Santa Fe, California 92067
------------------------------------------------------------------------------------------------------------------------------------
CFP Residential, L.P.                     11.8507%       32,079.77                  N/A        $1,185,348            $1,185,348
3200 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
------------------------------------------------------------------------------------------------------------------------------------
Kevin E. Andrade                           3.0339%        8,212.76                  N/A          $303,461              $303,461
959 South Coast Drive, Suite 384
Costa Mesa, California 92626
------------------------------------------------------------------------------------------------------------------------------------
Clyde P. Holland, Jr.                      8.2932%       22,449.59                   NA          $829,512              $829,512
4010 Lake Washington Blvd.
Suite 330
Kirkland, Washington 98033
------------------------------------------------------------------------------------------------------------------------------------
TCR Pacific Northwest V, Inc.              0.6083%        1,646.72                  N/A           $60,846               $60,846
4010 Lake Washington Blvd.
Suite 330
Kirkland, Washington 98033
------------------------------------------------------------------------------------------------------------------------------------

                                       2